Exhibit 1.1

MEMORIAL PRODUCTION PARTNERS LP

[—] Common Units

UNDERWRITING AGREEMENT

St. Petersburg, Florida

December [—], 2012

Raymond James & Associates, Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [—] common units representing limited partner interests (the “Common Units”). The aggregate of [—] Common Units to be purchased from the Partnership are called the “Firm Units.” In addition, the Partnership has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [—] Common Units (the “Option Units”). The Firm Units and the Option Units are collectively referred to in this Underwriting Agreement (the “Agreement”) as the “Units.” Raymond James & Associates, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

Reference herein to: (1) “Partnership Parties” means Memorial Production Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), the Partnership and Memorial Production Operating LLC, a Delaware limited liability company (the “Operating Company”); (2) “Partnership Entities” means the Partnership Parties, Columbus Energy, LLC, a Delaware limited liability company (“Columbus”) and ETX I LLC, a Delaware limited liability company (“ETX”) and, commencing on the Closing

Date (as defined herein), the Beta Entities (as defined herein); (3) “Memorial Entities” means the Partnership Parties and Memorial Resource Development LLC, a Delaware limited liability company (“Memorial Resource”); and (4) “Partnership Properties” means all of the assets and properties owned by the Partnership Entities, including, commencing on the Closing Date, the Beta Properties (as defined herein). Reference herein to: (1) “Beta PSA” means that certain purchase and sale agreement, dated November 19, 2012, between the Operating Company and Rise Energy Partners, LP regarding the sale of equity interests in Rise Energy Operating, LLC (“Rise Energy” and together with its subsidiaries, the “Beta Entities”); (2) “Beta Acquisition” means the purchase of all of the outstanding equity interests in Rise Energy which, together with its subsidiaries, owns interests in oil and gas producing properties and assets offshore Southern California; and (3) “Beta Properties” means the properties and assets of the Beta Entities.

The Partnership Parties wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Firm Units and of the Option Units, if any, from the Partnership.

1. Registration Statement and Prospectus. The Registration Statement (as defined herein) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Act; and (iii) has been declared effective under the Act. Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:

(i) “Time of Sale” means [—] p.m., New York City time, on December [•], 2012;

(ii) “Disclosure Package” means, as of the Time of Sale, the most recent Preliminary Prospectus, together with the information set forth on Schedule III hereto and each Issuer Free Writing Prospectus identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(iii) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-185051), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement. Any reference herein to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations.

Any reference to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-1 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof.

2. Agreements to Sell and Purchase. The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $[—] per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Partnership up to [—] Option Units at the purchase price per Unit for the Firm Units. If any Option Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Option Units (subject to such adjustments as you may determine to avoid fractional common units) that bears the same proportion to the total number of Option Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units. The option to purchase Option Units may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering. The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas, at 9:00 a.m., Houston, Texas time, on [date of T+3], or such other place, time and date (the “Closing Date”) as shall be determined by agreement between the Representatives and the Partnership. The Partnership hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Partnership or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Option Units to be purchased by the Underwriters shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas, at 9:00 a.m., Houston, Texas time, on such date or dates (the “Option Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Partnership, of the Underwriters’ determination to purchase a number, specified in such notice, of Option Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Option Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Option Units are to be registered. The place of closing for the Option Units and the Option Closing Date may be varied by agreement between you and the Partnership.

Delivery of the Firm Units and of any Option Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Option Closing Date, as the case may be, by the Partnership Parties. Payment for the Units sold by the Partnership hereunder shall be delivered by the Representatives to the Partnership.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Option Units, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) of the Rules and Regulations, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of subsection (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) As soon as practicable, but in any event not later than sixteen months after the Effective Date, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(e) The Partnership will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Except as set forth in this Agreement, during the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement (such period, as the same may be extended pursuant to the provisions set forth in the next sentence, is hereinafter called the “Lock-Up Period”), the Partnership Parties will not, without the prior written consent of Raymond James & Associates, Inc., (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than (i) upon vesting of awards granted under the General Partner’s Long-Term Incentive Plan and (ii) issuances of Common Units or options or other rights to acquire Common Units to employees, officers or directors by or pursuant to the General Partner’s Long-Term Incentive Plan not to exceed 25,000 Common Units in the aggregate), except that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the Lock-Up Period; (2) file or cause the filing of any registration statement under the Act with respect to any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units (other than (i) any Rule 462(b) Registration Statement filed to register Common Units to be sold to the Underwriters pursuant to this Agreement), (ii) any registration statement on Form S-8 to register Common Units or options to purchase Common Units pursuant to the General Partner’s Long-Term Incentive Plan, (iii) any registration statement in connection with the entrance by the Partnership into a definitive agreement relating to the acquisition of a business as contemplated by Section 5(g)(1) or (iv) any registration statement on Form S-3; or (3) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in (1) or (3) above is to be settled by delivery of Common Units, other securities, in cash or otherwise. Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 60-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event unless the Representatives waive such extension in writing. The Partnership will provide the Representatives and each individual subject to the restricted period pursuant to the lock-up letters described in Section 9(i) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.

(h) The Memorial Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NASDAQ Global Market (“NASDAQ”); (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) filing fees related to the registration and qualification with the Financial Industry Regulatory Authority (“FINRA”); (viii) the transportation and other expenses incurred by or on behalf of the Partnership in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided, that except as expressly provided in this Section 5(i) and Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(j) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 of the Rules and Regulations; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on NASDAQ.

6. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 6.

(a) The offering and sale of the Units have been duly registered under the Act pursuant to the Registration Statement. Such Registration Statement, including all amendments thereto filed prior to the Time of Sale, has become effective.

(b) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) of the Rules and Regulations and on the Closing Date and on the Option Closing Date, if any, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act on the Effective Date and at the Time of Sale, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) As of the Time of Sale, the Closing Date and each Option Closing Date, if any, (i) the Disclosure Package, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) of the Rules and Regulations was made or will be made with a reasonable basis and in good faith.

(f) [Reserved.]

(g) (i) At the time of filing the Registration Statement and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(i) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its respective obligations under this Agreement and the Beta PSA and consummate the transactions contemplated hereby and thereby. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each Option Closing Date, if any, will require, such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, on the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(j) The General Partner has, and on the Closing Date and the Option Closing Date, if any, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus.

(k) Memorial Resource owns, and on the Closing Date and the Option Closing Date, if any, will own, all of the issued and outstanding Class A Membership Interests (as defined in the GP LLC Agreement (as defined below)) of the General Partner, and Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), Natural Gas Partners IX, L.P., a Delaware limited partnership (“NGP IX”) and NGP IX Offshore Holdings, L.P., a Delaware limited partnership (“NGP Holdings” and together with NGP VIII and NGP IX, the “Funds”), own, and on the Closing Date and the Option Closing Date, if any, will own, in the aggregate all of the issued and outstanding non-voting Class IDR Membership Interests (as defined in the GP LLC Agreement) of the General Partner;

the Class A Membership Interests and Class IDR Membership Interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Memorial Resource and the Funds own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the Disclosure Package and the Prospectus; and on the Closing Date and the Option Closing Date, if any, no other interest in the General Partner will be outstanding.

(l) The General Partner is, and on the Closing Date and the Option Closing Date, if any, will be, the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been, and will be on the Closing Date and each Option Closing Date, if any, will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner owns, and will own on the Closing Date and the Option Closing Date, if any, such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus.

(m) Memorial Resource owns, and on the Closing Date and the Option Closing Date, if any, will own, 7,061,294 Common Units and 5,360,912 Subordinated Units (the “Sponsor Units”), and the General Partner owns, and on the Closing Date and the Option Closing Date, if any, will own 100% of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “IDRs”) in the Partnership, in each case free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)).

(n) The Partnership owns, and on the Closing Date and the Option Closing Date, if any, will own, all of the issued and outstanding membership interests of the Operating Company free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreement of the Operating Company (as in effect on the date hereof, the “Operating Company LLC Agreement”) or in that certain Credit Agreement, dated as of [December 3], 2012, among Memorial Production Operating LLC, as borrower, Memorial Production Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, the Royal Bank of Canada, the Royal Bank of Scotland, plc, Union Bank, N.A., and Comerica Bank as co-documentation agents for the lenders party thereto, and the other lenders party thereto (as amended, the “Credit Agreement”); such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(o) (i) As of the date hereof, the Operating Company owns all of the issued and outstanding membership interests of each of Columbus and ETX free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreements of each of Columbus and ETX and the Credit Agreement; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of Columbus and ETX, and are fully paid (to the extent required by each such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and (ii) on the Closing Date and the Option Closing Date, if any, the Operating Company will own, all of the issued and outstanding membership interests of each of Columbus, ETX and the Beta Entities (other than with respect to San Pedro Bay Pipeline Company, of which the Operating Company will indirectly own 51.75% of the issued and outstanding common stock) free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreements or other similar governing documents of each of Columbus, ETX and the Beta Entities and for Liens pursuant to the Credit Agreement; such membership interests of Columbus and ETX and to the knowledge of the Partnership Parties, such membership interests and common stock, as applicable, of the Beta Entities have been duly authorized and validly issued in accordance with the limited liability company agreements and other similar governing documents of each of Columbus, ETX and the Beta Entities, and are fully paid (to the extent required by each such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(p) The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(q) As of the date hereof, after giving effect to this Agreement and the transactions contemplated hereby, the Partnership has no limited partner interests issued and outstanding other than the following: [—] Common Units, including Common Units owned by the public unitholders, and 5,360,912 Subordinated Units. Other than the Sponsor Units and the IDRs, the [—] Common Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Common Units issued by the Partnership after the Closing Date in compliance with Section 5(g) of this Agreement, on the Option Closing Date, if any.

(r) Other than its ownership of its 0.1% general partner interest in the Partnership and the IDRs, the General Partner will not, on the Closing Date and the Option Closing Date, if any, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. As of the date hereof, other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s ownership of a 100% membership interest in each of Columbus and ETX, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. As of the Closing Date and the Option Closing Date, if any, other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company, (ii) the Operating Company’s ownership of a 100% membership interest in each of Columbus, ETX and Rise Energy, (iii) Rise Energy’s ownership of a 100% membership interest in Rise Energy Beta, LLC, Rise Energy Minerals, LLC and Beta Operating Company, LLC and (iv) Rise Energy Beta, LLC’s 51.75% membership interest in San Pedro Bay Pipeline Company, neither the Partnership nor the Operating Company will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s) Except as described in or incorporated by reference into the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(t) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus.

(u) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(v) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Beta PSA by the Partnership Entities party thereto; (iii) any other transactions contemplated by this Agreement, or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”)

of any of the Partnership Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or bound or to which its property is subject, (C) violates or will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Memorial Entities to consummate the transactions provided for in this Agreement and the Beta PSA.

(w) The Organizational Documents of each of the Partnership Parties and, to the knowledge of the Partnership Parties, the Beta Entities have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms, provided, that, with respect to each agreement described in this Section 6(w), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x) The Beta PSA has been duly authorized and executed by the Operating Company and constitutes a valid and binding agreement, enforceable against the Operating Company in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity.

(y) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement and the Beta PSA by the Partnership Entities party thereto, (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) of the Rules and Regulations under the Act, will be effected in accordance herewith), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) under the rules and regulations of FINRA, (D)

consents that have been, or prior to the Closing Date will be, obtained, (E) permits, consents, approvals and other authorizations relating to the Beta PSA that are customarily obtained after the closing of the transactions contemplated by the Beta PSA, (F) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions contemplated by this Agreement or the Beta PSA, and (G) as described in the Registration Statement, the Disclosure Package and the Prospectus.

(z) None of the Partnership Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of its properties, as applicable or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Partnership Properties to which it is a party or by which it or any of its properties may be bound, which in the case of either (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Entities to execute this Agreement and the Beta PSA and consummate the transactions contemplated hereby and thereby.

(aa) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(bb) No labor problem or dispute with the employees of any of the Partnership Entities who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(cc) The historical financial statements and schedules of the Partnership (or the predecessor to the Partnership, and of any other entities or businesses constituting a portion of the Partnership Properties included for accounting purposes) and the Beta Entities included or incorporated by reference into in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the predecessor to the Partnership and the Beta Entities and such other entities or businesses, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma combined financial statements included in the Registration Statement, the Preliminary

Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act), the Exchange Act, Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Combined Financial Data” and “Summary—Summary and Pro Forma Reserve and Operating Data” and the selected historical and pro forma financial and operating information incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.

(dd) The accountants who certified the financial statements and supporting schedules included in, to be included in, or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Memorial Entities as required by the Act and the Public Company Accounting Oversight Board. The reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the Partnership Properties and the Beta Properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus were based, are independent petroleum engineers with respect to the Partnership Entities and for the periods set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) The oil and natural gas reserve estimates of the Partnership Properties and the Beta Properties contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared by Netherland, Sewell & Associates, Inc., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(ff) Except as described in or incorporated by reference into the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the Beta PSA or the consummation of any of the transactions contemplated herein or therein; (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) that are required to be described in the Disclosure Package or the Prospectus but are not described as required.

(gg) The Partnership Entities have, and on the Closing Date and the Option Closing Date, if any, will have (A) legal, valid and defensible title to the interests in the Partnership Properties supporting the estimates of its net proved reserves contained in the Registration Statement, the Disclosure Package and the Prospectus, (B) good and marketable title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case, free and clear of all Liens, except such as (i) described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) are permitted under the Credit Agreement, (iii) would not result in a Material Adverse Effect, or (iv) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus by the Partnership Entities; all real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements taken as a whole as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(hh) Each of the Partnership Entities have, and on the Closing Date and the Option Closing Date, if any, will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the qualifications contained, in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

(ii) Each of the Partnership Entities possess, and on the Closing Date and the Option Closing Date, if any, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Memorial Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(jj) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.

(kk) Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ll) The Partnership Entities are insured, and on the Closing Date and the Option Closing Date, if any, will be insured, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

(mm) No Partnership Entity is, and on the Closing Date and the Option Closing Date, if any, no Partnership Entity will be, prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.

(nn) Except as described in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) with respect to the ownership and operation of the Partnership Properties, none of the Partnership Entities are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of human health (to the extent relating to exposure to Hazardous Materials) or wildlife or pollution of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities have all permits, authorizations and approvals required for the operation of their business under any applicable Environmental Laws and are each in compliance with their requirements, (C) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (D) with respect to the ownership and operation of the Partnership Properties, to the knowledge of the Partnership Entities, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the Partnership Entities relating to any Environmental Laws.

(oo) In the ordinary course of their businesses, the Partnership Entities periodically review the effect of Environmental Laws on their businesses, operations and properties, in the course of which they identify and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(pp) The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Partnership Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not result in, individually or in the aggregate, a Material Adverse Effect.

(qq) No relationship, direct or indirect, exists between or among any Partnership Party, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Party, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.

(rr) On the Closing Date and the Option Closing Date, if any, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) neither the Partnership nor any Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Partnership Entity could be liable.

(ss) Since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, the Partnership Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of this Agreement and the transactions contemplated hereby. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entities, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(tt) The information included in the Disclosure Package and the Prospectus under the captions “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Material Tax Consequences,” and incorporated by reference into the Disclosure Package and the Prospectus from the Partnership’s annual report on Form 10-K for the year ended December 31, 2011 under the captions “Business—Environmental Matters and Regulation,” “Business—Other Regulation of the Oil and Natural Gas Industry,” “Management;” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents of the Partnership Entities or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any of the terms of (i) all instruments, agreement and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(uu) At the Effective Date, the Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ Stock Market promulgated thereunder.

(vv) None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Disclosure Package and the Prospectus, none of the Memorial Entities are aware of any material weaknesses in their internal control over financial reporting.

(xx) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(yy) None of the Memorial Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the General Partner or to any family member or affiliate of any director or executive officer of the General Partner.

(aaa) No Memorial Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of any Memorial Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Memorial Entities and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bbb) The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(ccc) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of the Partnership Entities, has received notice that it is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd) Except as described in or incorporated by reference into the Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(eee) The sale and issuance of the General Partner Units to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Memorial Entities has taken or will take any action that would cause the loss of such exemption.

(fff) All statistical and market-related data included in or incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus are

based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) None of the Memorial Entities has distributed and, prior to the later to occur of the Closing Date or the Option Closing Date, if any, and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or any other materials, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

(hhh) The Units have been approved to be listed on NASDAQ.

(iii) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

7. Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 9 or Section 12) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Raymond James & Associates, Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units; provided, however, that in the case of a termination pursuant to either of clauses (ii), (iii) or (iv) of Section 12, the Partnership will reimburse the Underwriters severally through Raymond James & Associates, Inc. for one half of all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made (with respect to the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters severally confirm and the Partnership Parties acknowledge that the statements set forth (i) [in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Time of Sale, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; any material required to be filed by the Partnership pursuant to Rule 433(d) of the Rules and Regulations under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Rules and Regulations; if the Partnership has elected to rely upon Rule 462(b) under the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B.

(c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the Partnership Entities to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) Each Partnership Party shall have furnished to the Representatives certificates of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of such Partnership Party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such Partnership Party (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date pursuant to Section 4 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of such Partnership Party in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 4 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 4 hereof, and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;

(ii) since the date of the most recent financial statements included in or incorporated by reference into the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(iii) with respect to the certificate of the Partnership Entities, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Entities, threatened.

(e) The Representatives shall have received from each of KPMG LLP, Deloitte & Touche LLP, Ernst & Young LLP and Netherland, Sewell & Associates, Inc. customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing (i) in the case of the letters of KPMG LLP, Deloitte & Touche LLP and Ernst & Young LLP, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (ii) in the case of the letters of Netherland, Sewell & Associates, Inc., statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports described in Section 6(cc) hereof and related reserve information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and (iii) with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the respective letter.

(f) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material increase or decrease specified in the letter or letters referred to in paragraph (e) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in or incorporated by reference into the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Partnership Parties’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) The Partnership shall have provided NASDAQ with all information as requested thereby relating to the offer and sale of the Units.

(i) At the Time of Sale, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule IV hereto and addressed to the Representatives.

(j) The Partnership Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that the Beta Acquisition shall have occurred or will occur as of the Closing Date, including the concurrent closing of the necessary amendment to the Credit Agreement, in each case as materially described in the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(k) The Representatives shall have received from the Partnership Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Vinson & Elkins L.L.P., this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 9 shall be delivered at the office of counsel for the Underwriters, at Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 4 hereof.

10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11. Defaulting Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Entities. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or NASDAQ or trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, managers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Partnership Parties

1301 McKinney Street, Suite 2100

Houston, Texas 77010,

attn: General Counsel

(fax no.: (713) 588-8301)

with a copy to

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

attn.: John Goodgame

(ii)	to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

attn: John Critchlow

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10012

Attn.: General Counsel

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10034

attn.: Syndicate Department

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

attn: Syndicate Registration

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281-8098

attn.: Michael Goldberg, Syndicate Director

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

attn.: Legal Division

with a copy to

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

attn: Doug McWilliams

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agree that it is solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

Memorial Production Partners LP

By:	Memorial Production Partners GP LLC, its
general partner

By:
Name:	John A. Weinzierl
Title:	President & Chief Executive Officer

Memorial Production Partners GP LLC

By:
Name:	John A. Weinzierl
Title:	President & Chief Executive Officer

Memorial Production Operating LLC

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP
LLC, its general partner

By:
Name:	John A. Weinzierl
Title:	President & Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Raymond James & Associates, Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

Wells Fargo Securities, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Name	Number Firm Units
Raymond James & Associates, Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Oppenheimer & Co. Inc.

Sanders Morris Harris

Wunderlich Securities, Inc.

Total:

Schedule I-1

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Information Included in Disclosure Package

1.	Public offering price: $[—] per Common Unit

2.	Number of Firm Units offered: [—]

3.	Number of Option Units offered: [—]

SCHEDULE IV

Parties to Lock-Up Agreements

Andrew J. Cozby

Patrick T. Nguyen

Gregory M. Robbins

Larry R. Forney

Kyle N. Roane

John A. Weinzierl

Kenneth A. Hersh

Scott A. Gieselman

Tony R. Weber

Jonathan M. Clarkson

Michael P. Highum

Robert A. Innamorati

Memorial Resource Development LLC

EXHIBIT A

FORM OF LOCK-UP LETTER

December [—], 2012

RAYMOND JAMES & ASSOCIATES, INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                             INCORPORATED

BARCLAYS CAPITAL INC.

RBC CAPITAL MARKETS, LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters,

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Memorial Production Partners LP (the “Partnership”), Memorial Production Partners GP LLC, Memorial Production Operating LLC, Memorial Resource Development LLC, and you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Raymond James & Associates, Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-up Period”) other than Common Units disposed of as bona fide gifts approved by Raymond James & Associates, Inc.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event

Exhibit A-1

relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless Raymond James & Associates, Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Exhibit A-2

EXHIBIT B

1.	Each Partnership Entity is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware.

2.	Each Partnership Entity is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, in, and is in good standing under the laws of, each jurisdiction so identified on Exhibit F attached hereto.

3.	Each Partnership Entity has all requisite entity power and authority to own its respective properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus. Each UA Entity has the entity power and authority necessary to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership. The execution and delivery of the Underwriting Agreement by each UA Entity and the performance by such UA Entity of its respective obligations thereunder have been duly authorized by all necessary entity action on the part of such UA Entity.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the UA Entities.

5.	Operating LLC has the limited liability company power and authority to execute and deliver the Purchase Agreement and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by Operating LLC. The Purchase Agreement constitutes the valid and binding obligation of Operating LLC, enforceable against Operating LLC in accordance with its terms under the State of Texas.

6.	The Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights granted under the Constitutive Documents of the Partnership, the Delaware LP Act or any Material Agreement.

Exhibit B-1

7.	(a)	MRD owns of record all of the issued and outstanding Class A Membership Interests (as defined in the General Partner LLC Agreement) in the General Partner, free and clear of all liens, charges, claims, encumbrances or other security interests (“Liens”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MRD as debtor is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under MRD’s debt instruments.

	(b)	Natural Gas Partners VIII, L.P., a Delaware limited partnership (“Fund VIII”), Fund IX, and NGP IX Offshore Holdings, L.P., a Delaware limited partnership (“Fund IX Offshore” and, together with Fund VIII and Fund IX, the “Funds”), collectively own of record all of the issued and outstanding Class IDR Membership Interests (as defined in the General Partner LLC Agreement) in the General Partner, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of the Funds as debtor is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under the Funds’ debt instruments.

8.	The General Partner is the sole general partner of the Partnership and owns of record a 0.1% general partner interest in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of the Partnership, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus.

9.	(a)	MRD owns of record 7,061,294 Common Units and 5,360,912 Subordinated Units (each as defined in the Partnership Agreement) and, in each case, the limited partner interests represented thereby, in the Partnership, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MRD as debtor is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under MRD’s debt instruments. Such Common Units and Subordinated Units, and, in each case, the limited partner interests represented thereby specified in the previous sentence, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

Exhibit B-2

(b)	Immediately after issue and delivery of the Units to the Underwriters in accordance with the terms of the Underwriting Agreement on the date hereof, (i) the issued and outstanding partner interests in the Partnership will consist of the limited partner interests in the Partnership represented by [•] Common Units (including the Units), 5,360,912 Subordinated Units and the Incentive Distribution Rights (as defined in the Partnership Agreement) and the 0.1% general partner interest in the Partnership represented by [•] General Partner Units (as defined in the Partnership Agreement); and (ii) other than the Subordinated Units and the Incentive Distribution Rights, the limited partner interests in the Partnership represented by the [•] Common Units will be the only issued and outstanding limited partner interests in the Partnership.

10.	The General Partner owns of record all of the Incentive Distribution Rights (as defined in the Partnership Agreement), and the limited partner interests represented thereby, in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of the Partnership, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

11.	The Partnership owns of record 100% of the issued and outstanding membership interests in Operating LLC, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LP Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of Operating LLC, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Operating LLC and are fully paid (to the extent required under the Constitutive Documents of Operating LLC) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

12.

Operating LLC owns of record 100% of the issued and outstanding membership interests in Columbus Energy LLC, a Delaware limited liability company (“Columbus”), free and clear of all Liens (i) in respect of which a financing

Exhibit B-3

statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of Columbus, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Columbus and are fully paid (to the extent required under the Constitutive Documents of Columbus) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

13.	Operating LLC owns of record 100% of the issued and outstanding membership interests in ETX I LLC, a Delaware limited liability company (“ETX I”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of ETX I, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of ETX I and are fully paid (to the extent required under the Constitutive Documents of ETX I) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

14.	Operating LLC owns of record 100% of the issued and outstanding membership interests in Rise Energy Operating, LLC, a Delaware limited liability company (“Rise Energy Operating”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of Rise Energy Operating, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Operating and are fully paid (to the extent required under the Constitutive Documents of Rise Energy Operating) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

15.

Rise Energy Operating owns of record 100% of the issued and outstanding membership interests in Rise Energy Minerals, LLC, a Delaware limited liability company (“Rise Energy Minerals”), free and clear of all Liens (i) in respect of

Exhibit B-4

which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rise Energy Operating as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of Rise Energy Minerals, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Minerals and are fully paid (to the extent required under the Constitutive Documents of Rise Energy Minerals) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

16.	Rise Energy Operating owns of record 100% of the issued and outstanding membership interests in Rise Energy Beta, LLC, a Delaware limited liability company (“Rise Energy Beta”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rise Energy Operating as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that are (A) created by or arising under the Delaware LLC Act, (B) arising under the MLP Credit Agreement, (C) created by or arising under the Constitutive Documents of Rise Energy Beta, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Beta and are fully paid (to the extent required under the Constitutive Documents of Rise Energy Beta) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

17.

Except as described in the Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in

Exhibit B-5

the Partnership or Operating LLC pursuant to any of its respective Constitutive Documents, any other Material Agreement or any law, rule or regulation of any Included Law, other than those restrictions upon the transfer of equity interests arising under the MLP Credit Agreement and MRD debt instruments. None of the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise under the Constitutive Documents of the Partnership or any Material Agreement to any rights for inclusion in the Registration Statement of any Common Units or other securities of the Partnership, other than those that have been waived or are described in the Disclosure Package and the Prospectus.

18.	The Registration Statement was declared effective under the Securities Act on [ ], 2012. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The filings of the Pre-Pricing Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) (without reference to Rule 424(b)(8)) under the Securities Act were made in the manner and within the time period required by such Rule.

19.	No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Underwriting Agreement and the Purchase Agreement by the UA Entities party thereto, other than (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made, (c) Consents with respect to the SEC required in the performance by the Partnership of its obligations under Section 5 of the Underwriting Agreement and (d) Consents relating to the Purchase Agreement that are customarily obtained after the closing of the transactions contemplated by the Purchase Agreement.

20.	None of the offering, issuance or sale of the Units by the Partnership, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the Purchase Agreement by Operating LLC or the performance of the actions required to be taken by the Partnership pursuant to the Underwriting Agreement or by Operating LLC pursuant to the Purchase Agreement conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than those arising under the MLP Credit Agreement) pursuant to, (a) any Constitutive Document, (b) any Material Agreement, (c) any law, rule or regulation of the Included Laws or (d) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

Exhibit B-6

21.	The Partnership is not, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

22.	The statements included in the Disclosure Package and the Final Prospectus under the headings “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Material Tax Consequences,” and incorporated by reference into the Disclosure Package and the Prospectus from the Partnership’s annual report on Form 10-K for the year ended December 31, 2011 under the captions “Business—Environmental Matters and Regulation—General,” “Business— Environmental Matters and Regulation—Hazardous Substances and Waste,” “Business—Environmental Matters and Regulation—Water Discharges,” “Business—Environmental Matters and Regulation—Air Emissions,” and “Business—Environmental Matters and Regulation—Climate Change,” insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects; and the Common Units (including the Units), the Incentive Distribution Rights and the Subordinated Units conform in all material respects to the descriptions thereof contained in the Pre-Pricing Preliminary Prospectus and the Final Prospectus under the captions “Description of the Common Units” and “The Partnership Agreement.”

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial, accounting or statistical information or reserve and production information, and because many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph 22 of this opinion letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Partnership in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the independent reserve engineers for the applicable Specified Entities, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of such documents, we confirm to you that:

Exhibit B-7

(a) Each of the Registration Statement, as of its effective date, the Pre-Pricing Preliminary Prospectus, as of its date, and the Final Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act, except that (i) we express no view as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom, and (ii) we express no view in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions. We have no knowledge of any documents that are required to be filed under the Securities Act (but are not filed as required in all material respects) as exhibits to the Registration Statement, or of any documents or legal proceedings to which any Partnership Entity is a party of a character that are required under the Securities Act to be summarized (but are not summarized as required in all material respects) in the Pre-Pricing Preliminary Prospectus or the Final Prospectus, except, in each case, we express no view (i) in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions and (ii) as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information so required to be filed or summarized.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of [__] p.m. (New York time) on                  [__], 2012 (which you have informed us is a time prior to the time of the first sale of the Units by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom.

Exhibit B-8